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                                  EXHIBIT 5.1
                                 July 19, 1996




ICOS Corporation
22021 - 20th Avenue S.E.
Bothell, Washington  98021

    RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

    We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 3,500,000 shares of Common Stock, $.01 par value per share (the "1989 Plan Shares"), to be issued pursuant to the ICOS Corporation 1989 Stock Option Plan (the "1989 Plan") and 350,000 shares of Common Stock, $.01 par value per share (the "1991 Plan Shares"), to be issued pursuant to the ICOS Corporation 1991 Stock Option Plan For Non-Employee Directors (the "1991 Plan"). We have examined the Registration Statement and such other documents and records of ICOS Corporation as we have deemed relevant and necessary for the purposes of this opinion. By giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with or originals of all instruments presented to us as copies and the genuineness of all signatures.

    Based upon and subject to the foregoing, we are of the opinion that: (i) the 1989 Plan Shares that will be issued pursuant to the 1989 Plan, upon the due execution by ICOS Corporation and the registration by its registrar of the 1989 Plan Shares and the issuance thereof by ICOS Corporation in accordance with the terms of the 1989 Plan, and the receipt of consideration therefor in accordance with the terms of the 1989 Plan, will be validly issued, fully paid and nonassessable; and (ii) the 1991 Plan Shares that will be issued pursuant to the 1991 Plan, upon the due execution by ICOS Corporation and the registration by its registrar of the 1991 Plan Shares and the issuance thereof by ICOS Corporation in accordance with the terms of the 1991 Plan, and the receipt of consideration therefor in accordance with the terms of the 1991 Plan, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                          Very truly yours,


                          /s/PERKINS COIE
                          PERKINS COIE